SHARE CONVERSION AGREEMENT

THIS SHARE CONVERSION AGREEMENT (this "Agreement") is made and entered into as of the date of signature below, between McGinley Orthopaedic Innovations, Inc., a Wyoming corporation known (the "Company"), and the undersigned holder ("Holder") of shares of Company's Class A shares (the "Class A Stock").

RECITALS

WHEREAS, following a duly noticed meeting of the shareholders, the shareholders elected to amend the Company's Articles of Incorporation to allow for the creation of multiple classes of shares, namely Class A Stock, Class B non-voting Stock, and Class C Preferred Stock; and

WHEREAS, the Company is seeking to reduce the number of shareholders holding Class A Stock, and is hereby offering shareholders an opportunity to convert Class A Stock into Class B non-voting Stock ("Class B non-voting Stock"), in exchange for certain consideration as provided for herein; and

WHEREAS, Holder and the Company desire to enter into this Agreement to provide for the conversion of all shares of the Class A Stock held by Holder in exchange for Class B non-voting Stock on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. **Election to Convert.**

a. Holder hereby elects to convert all shares of Class A Stock into shares of Class B non-voting Stock.

b. The conversion of shares of Class A Stock contemplated hereby shall be effective upon the date on which the Company accepts and countersigns this Agreement (the "Effective Date").

2. **Consideration**.

As consideration for Holder's election to convert all the shares of Class A Stock as contemplated hereby, the Company hereby grants to Holder warrants as set forth in a certain Warrant Agreement, which shall be substantially in the form of Exhibit "A" attached hereto, and incorporated herein by reference, and which shall be provided to Holder upon execution of this Agreement.

3. **Recordation of Stock Conversion**. Upon execution of this Agreement the Company shall cause the official stock ledger of the company to be updated to properly reflect the conversion of Holder's shares of stock into Class B non-voting Stock as soon as practicable after the Effective Date.

4. **Restricted Securities.** Holder hereby understands, acknowledges, and agrees that the shares of Class B non-voting Stock issuable upon conversion shall continue to constitute "restricted securities" within the meaning of the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws.

5. **Further Assurances**. Each of Holder and the Company agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

6. **Enforceability.** If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

7. **Governing Law**. This Agreement shall be deemed executed in the State of Wyoming and is to be governed by and construed under Wyoming law, without regard to its choice of law provisions.

8. **Entire Agreement**. This Agreement (along with the Warrant Agreement) is the entire agreement between Holder and the Company and may not be modified or amended except by a written instrument signed by each party. Each of Holder and the Company has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and

signatures exchanged by electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

HOLDER: ______________________________

SIGNATURE: ______________________________

PRINT

NAME: ______________________________

TITLE: ______________________________

(If Holder is not a natural person)

CLASS A SHARES OF STOCK HELD BY HOLDER:

WARRANTS TO BE AWARDED UPON CONVERSION:

SHARE CONVERSION AGREEMENT ACCEPTED BY:

McGinley Orthopaedic Innovations, Inc.

____

By: Joseph C. McGinley, M.D., Ph.D./Director

Dated: ____________________ ("Effective Date")

MCGINLEY ORTHOPAEDIC INNOVATIONS, INC.

WARRANT AGREEMENT TO PURCHASE SHARES

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

This Warrant Agreement ("**Agreement**") is dated ________________, 2024, by and between ________________________________ ("**Holder**"), and McGinley Orthopaedic Innovations, Inc., a Wyoming corporation (the "**Company**"), in connection with shares purchased by Holder.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant via mail to the principal office of the Company (or via email with confirmation of receipt by the Company), to purchase from the Company fully paid and nonassessable shares of the Company's Class B Non-voting Common Stock (each a "**Share**" and collectively the "**Shares**") subject to the following limitations:

    a. Holder shall be permitted under this Agreement to purchase a number of Shares equal to no more than one half of the amount of shares of Class A Stock held by Holder immediately prior to execution of the Conversion Agreement, as determined by the Company.

    b. Holder shall be permitted under this Agreement to purchase Shares at an exercise price of $2.50 per Share, if such exercise is completed on or before 5:00PM (Mountain) March 29, 2024, or if exercised after such date at an exercise price of $3.00 per Share provided such exercise is completed on or before 5:00PM (Mountain) February 23, 2025 (both prices referred to herein referred to as the "**Exercise Price**").

    c. Maximum number of shares eligible to be purchased through the warrant: .

2. Term of Warrants. This Warrant shall be exercisable, in whole or in part, during the term commencing on the issuance date of this Warrant and expiring on February 23, 2025, at 5:00PM (Mountain) (the "**Exercise Period**"), provided that in order for Holder to receive the discounted price set forth in Section 1(b) above, such exercise shall occur on or before March 29, 2024 at 5:00PM (Mountain).

3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise from time to time, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be completed by:

a. Surrender of the Warrant, together with a notice of exercise to the Company at its principal offices; and

b. Payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Exercise; Amendments of Warrants. Upon the exercise of the purchase rights evidenced by this Warrant, the Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice. Upon partial exercise, the Company shall promptly issue an amended Warrant representing the remaining number of Shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

5. Issuance of Shares. The Company covenants that (i) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, (ii) during the Exercise Period the Company will reserve from its authorized and unissued stock sufficient Shares in order to perform its obligations under this warrant.

6. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a. This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "**Act**"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

b. The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further reaffirms all previously provided acknowledgements, acceptance of risk, and receipt of all Company disclosures and subscription information provided to Holder in conjunction with Holder's original investment into the Company.

c. The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

d. The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

7. Transferability. The Warrants are not transferred by the Holder, and any request to transfer the Warrants shall only be done with prior approval by the Company and in accordance with applicable securities laws.

8. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of Wyoming.

9. Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

McGinley Orthopaedic Innovations, Inc.

By: ______________________________

Joseph C. McGinley, M.D./Ph.D., Director

Date: ______________________________

Holder

By: ______________________________

____

Print Name/Title (If Holder not a natural person)

Date: ______________________________